EMPLOYMENT AGREEMENT This Employment Agreement (the "Agreement") effective as of the 1st day of January, 2019 (the "Effective Date") is made and entered into by and between Nobilis Health Corp., a corporation incorporated under the laws of British Columbia ("NHC'), Northstar Healthcare Acquisitions, LLC, a Texas limited liability company (the "Company"), and James Springfield (the "Executive). RECITALS WHEREAS, the Executive has valuable knowledge and skills that are important to the success of the Company; WHEREAS, the Company desires to employ the Executive to lead the Company; WHEREAS, the Executive desires to be so employed by the Company on the terms and conditions set forth in this Agreement; WHEREAS, the Company is an indirect subsidiary of the NHC; and WHEREAS, NHC wishes for the Executive to serve as an executive of NHC upon the terms and conditions hereinafter set forth, and the Executive is willing and able to serve is such capacit),: on such terms and c�nditions. NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiencyof which is hereby acknowledged, the parties agree as follows: AGREEMENT 1. Position and Duties. The Executive shall start his employment with NHC and the Company as of January 1, 2019 ("Commencement Date"). The Executive shall serve as the Chief Executive Officer and shall report to the Chairman of the Company's Board of Directors. During the Employment Period (as defined below) the Executive shall have such duties, responsibilities and authority consistent with his position and as assigned by the Board of Directors of the Company and/or the NHC Board (individually or collectively, "Board''). The Executive further agrees to use his best effortsto promote the interests of the Company and to devote his fullbusiness time and energies to the business and affairs of the Company. The Executive shall work primarily from the Company's corporate headquarters in Houston, Texas, but shall be required to travel from time to time as business necessity requires. 2. Term. Unless earlier terminated as provided herein, the Company agrees to employ the Executive, and the Executive hereby accepts employment with the Company, upon the terms and conditions as set forth in this Agreement for the period beginning on the Effective Date and ending on the second (2nd) anniversary of the Effective Date; provided that, at the end of such destroy all such materials and property as and when requested by the Interested Party. In any event, the Executive will return all such materials and property immediately upon termination of the Executive's employment for any reason. The Executive will not retain any such material or property or any copies thereof after the termination of his employment. (d) Non-Competition. From the Effective Date through the twelve (12) month anniversary of the Termination Date, unless the reason for termination is anything except as described in Section (g), Termination by Executive for Just Cause (the "Restricted Period''), the Executive will not provide the duties described in Section 1, directly or indirectly, whether as owner, partner, shareholder, consultant, agent, employee, co-venturer or otherwise, engage, prepare to engage, participate, assist or invest in any Competing Business in Texas and Arizona. Notwithstanding the foregoing, the Executive may own up to 5% of the outstanding stock of a publicly held corporation which constitutes or is affiliatedwith a Competing Business; provided, however, that, such stock was acquired by the Executive via an open market purchase and not in connection with the Executive's employment by, affiliation with or participation in the management, operation or control of such entity. In the event Executive terminates the Agreement forany reason other than Just Cause pursuant to Section 4(g), Executive shall have the opportunity to pay Company one-half (1/2) of his Severance in order to buy out the non-competition covenant in this Section 8(d) ("Buy Out"). The parties agree that a Buyout invalidates the Restricted Period and makes it null and void. (e) Non-Solicitation. During the Restricted Period, the Executive shall not, directly or indirectly, take any of the following actions, and, to the extent the Executive owns, manages, operates, controls, is employed by or participates in the ownership, management, operation or control of, or is connected in any manner with, any business, the Executive shall use .. his best efforts to ensure that such business does not take any of the following actions: (i) persuade or attempt to persuade any Client, Prospective Client, Supplier, or Distributor to cease doing business with an Interested Party, or to reduce the amount of business it does with an Interested Party; (ii) solicit or service for himself or for any Person the business of a Client, Prospective Client, Supplier, or Distributor in order to provide goods or services that are competitive with the goods and services provided by an Interested Party; (iii) engage, sell to or conduct business with, or attempt to engage, sell to or conduct business with, any Client, Prospective Client, Supplier, or Distributor for purposes of competing with the Company Business; (iv) persuade or attempt to persuade any Service Provider to cease providing services to an Interested Party; or (v) solicit for hire or hire for himself or for any third party any Service Provider. (f) The following definitions are applicable to this Section 8. 9

IN WITNESS WHEREOF, the partieshave executed this Agreementeffective on the EffectiveDate. NORTHSTAR HEALTHCARE ACQUISITIONS, LLC . ) .- I), B y: ,, -------- Name: \-t�;�tf Title: r:CtJ--- v'l)' NOBILIS HEALTH CORP. -----=- By: _,,.- - Name: it� f.LaW/V?i Title: CHA.l�J\-N JAMES SPRINGFIELD 16